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                                                                 EXHIBIT 10.C

                           PURCHASE AND SALE AGREEMENT

                                     BETWEEN

                                 EML ASSOCIATES,
                         a New York general partnership

                                    as Seller

                                       and

                         SPP REAL ESTATE (O'HARE), INC.

                                  as Purchaser


                            As of December ____, 1997


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                           PURCHASE AND SALE AGREEMENT


         THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is made as of December _____, 1997, by and between EML ASSOCIATES, a joint venture in the form of a New York general partnership ("Seller"), having an office c/o The Equitable Life Assurance Society of the United States, 787 Seventh Avenue, New York, New York 10019, and SPP REAL ESTATE (O'HARE), INC. ("Purchaser"), having an office at c/o AMB Institutional Realty Advisors, Inc., 505 Montgomery Street, San Francisco, California 94111.

                                   WITNESSETH:

                                    ARTICLE I

                                PURCHASE AND SALE

         1.1 Agreement of Purchase and Sale. Subject to the terms and conditions hereinafter set forth, Seller agrees to sell and convey and Purchaser agrees to purchase the following:

                  (a) that certain tract or parcel of land situated in DuPage County, Illinois commonly known as 7550 Plaza Court, Willowbrook, Illinois and more particularly described on Exhibit A-1 attached hereto and made a part hereof, together with all and singular the rights and appurtenances pertaining to such property, including any right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way (collectively the "Willowbrook Land");

                  (b) that certain tract or parcel of land situated in DuPage County, Illinois commonly known as 800 Hollywood, Itasca, Illinois and more particularly described on Exhibit A-2 attached hereto and made a part hereof, together with all and singular the rights and appurtenances pertaining to such property, including any right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way (collectively the "Itasca Land");

                  (c) that certain tract or parcel of land situated in DuPage County, Illinois commonly known as 701-707 Maple Lane, Bensenville, Illinois and more particularly described on Exhibit A-3 attached hereto and made a part hereof, together with all and singular the rights and appurtenances pertaining to such property, including any right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way (collectively the "Bensenville #1 Land");

                  (d) that certain tract or parcel of land situated in DuPage County, Illinois commonly known as 733 Maple Lane, Bensenville, Illinois and more particularly described on Exhibit A-4 attached hereto and made a part hereof, together with all and singular the rights and appurtenances pertaining to such property, including any right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way (collectively the "Bensenville #2 Land");


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                  (e) the buildings, structures, fixtures and other improvements on the Willowbrook Land, the Itasca Land, the Bensenville #1 Land and the Bensenville #2 Land (collectively the "Improvements");

                  (f) all of Seller's right, title and interest in and to all tangible personal property upon the Willowbrook Land, the Itasca Land, the Bensenville #1 Land and the Bensenville #2 Land or within the Improvements, including specifically, without limitation, appliances, furniture, carpeting, draperies and curtains, tools and supplies, and other items of personal property (excluding cash) used exclusively in connection with the operation of the Willowbrook Land, the Itasca Land, the Bensenville #1 Land and/or the Bensenville #2 Land and the Improvements (collectively the "Personal Property");

                  (g) all of Seller's right, title and interest in and to all agreements listed and described on Exhibit B-1, Exhibit B-2, Exhibit B-3 and Exhibit B-4 (collectively the "Lease Schedules") attached hereto and made a part hereof, pursuant to which any portion of the Willowbrook Land, the Itasca Land, the Bensenville #1 Land and/or the Bensenville #2 Land, respectively, or the Improvements thereon, are used or occupied by anyone other than Seller (collectively the "Leases"); and

                  (h) all of Seller's right, title and interest in and to any intangible property used in connection with the Willowbrook Land, the Itasca Land, the Bensenville #1 Land and/or the Bensenville #2 Land, the Improvements or the Personal Property, including, without limitation, (i) all assignable contracts and agreements (collectively the "Operating Agreements") listed and described on Exhibit C-1, Exhibit C-2, Exhibit C-3 and Exhibit C-4, respectively (collectively the "Operating Agreements Schedules") attached hereto and made a part hereof, relating to the upkeep, repair, maintenance or operation of the Willowbrook Land, the Itasca Land, the Bensenville #1 Land and the Bensenville #2 Land, Improvements or Personal Property which will extend beyond the date of Closing (as such term is defined in Section
         4.1 hereof), including specifically, without limitation, all assignable equipment leases, and (ii) all assignable existing warranties and guaranties (expressed or implied) issued to Seller in connection with the Improvements or the Personal Property (collectively the "Intangibles").

         1.2 Properties Defined. The Willowbrook Land, together with the Improvements, the Personal Property, the Leases and the Intangibles thereon or in connection therewith, are hereinafter sometimes referred to collectively as the "Willowbrook Property." The Itasca Land, together with the Improvements, the Personal Property, the Leases and the Intangibles thereon or in connection therewith, are hereinafter sometimes referred to collectively as the "Itasca Property". The Bensenville #1 Land, together with the Improvements, the Personal Property, the Leases and the Intangibles thereon or in connection therewith, are hereinafter sometimes referred to collectively as the "Bensenville #1 Property". The Bensenville #2 Land, together with the Improvements, the Personal Property, the Leases and the Intangibles thereon or in connection therewith, are hereinafter sometimes referred to collectively as the "Bensenville #2 Property". The Willowbrook Land, the Itasca Land, the Bensenville #1 Land and the Bensenville #2 Land are sometimes referred to collectively as the "Land". The Willowbrook Property, the Itasca Property, the Bensenville #1 Property and the Bensenville #2 Property are sometimes referred to collectively as the "Properties".



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         1.3      Permitted Exceptions. The Properties shall be conveyed by one or more special warranty deeds subject to the matters which are, or are deemed to be, Permitted Exceptions pursuant to Article II hereof (herein referred to collectively as the "Permitted Exceptions").

         1.4 Purchase Price. Seller is to sell and Purchaser is to purchase the Properties for a total of SEVEN MILLION EIGHT HUNDRED SIXTY THOUSAND DOLLARS ($7,860,000.00)(the "Purchase Price").

         1.5      Intentionally Omitted.

         1.6 Payment of Purchase Price. The Purchase Price, as increased or decreased by prorations and adjustments as herein provided, shall be payable in full at Closing in cash by wire transfer of immediately available federal funds to a bank account designated by Seller in writing to Purchaser prior to the Closing,

                                   ARTICLE II

                                TITLE AND SURVEY

         2.1 Title Examination; Commitment for Title Insurance. Purchaser shall have until the expiration of the Inspection Period (defined in Section 3.1 hereof) to examine title to the Properties. Seller shall obtain from First American Title Insurance Company or another nationally recognized title insurance company (the "Title Company") at Seller's expense, one or more ALTA title insurance commitments (collectively the "Title Commitment") covering the Properties, showing all matters affecting title to the Properties and binding the Title Company to issue at Closing its current form of ALTA Form B (rev. 10/17/70) extended coverage Owner's Policy of Title Insurance in the full amount of the Purchase Price pursuant to Section 2.4 hereof. Seller shall instruct the Title Company to deliver to Purchaser, Seller and the surveyors described in
Section 2.2 below copies of the Title Commitment and copies of all instruments referenced in Schedule B and Schedule C thereof.

         2.2 Survey. Seller, at Seller's expense, has engaged one or more reputable surveyors or surveying firms, licensed by the state in which the Properties are located, to survey the Properties and prepare and deliver to Purchaser, the Title Company and Seller ALTA surveys thereof (collectively the "Surveys") reflecting, with respect to each of the Properties, the total area of the Property, the location of all improvements, recorded easements and encroachments, if any, located thereon and all building and set back lines and other matters of record with respect thereto.

         2.3 Title Objections; Cure of Title Objections. Purchaser shall have until the expiration of the Inspection Period to notify Seller, in writing, of such objections as Purchaser may have to anything contained in the Title Commitment or the Surveys. Any item contained in the Title Commitment or any matter shown on the Surveys to which Purchaser does not object during the Inspection Period shall be deemed a Permitted Exception. In the event Purchaser shall notify Seller of objections to title or to matters shown on the Surveys prior to the expiration of the Inspection Period, Seller shall have the right, but not the obligation, to cure such objections. Within ten (10) days after receipt of Purchaser's notice of objections, Seller shall notify Purchaser in writing whether Seller elects to attempt to cure such objections. If Seller elects to attempt to cure, and provided that Purchaser shall not have terminated this Agreement in accordance with Section 3.2 hereof, Seller shall have until the date of Closing to attempt to remove, satisfy or cure the same and for this


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purpose Seller shall be entitled to a reasonable adjournment of the Closing if additional time is required, but in no event shall the adjournment exceed sixty
(60) days after the date for Closing set forth in Section 4.1 hereof. If Seller elects not to cure any objections specified in Purchaser's notice, or if Seller is unable to effect a cure prior to the Closing (or any date to which the Closing has been adjourned), Purchaser shall have the following options: (i) to accept a conveyance of the Properties subject to the Permitted Exceptions, specifically including any matter objected to by Purchaser which Seller is unwilling or unable to cure, and without reduction of the Purchase Price; or
(ii) to terminate this Agreement by sending written notice thereof to Seller, and upon delivery of such notice of termination, this Agreement shall terminate, and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. If Seller notifies Purchaser that Seller does not intend to attempt to cure any title objection (or if, having commenced attempts to cure any objection, Seller later notifies Purchaser that Seller will be unable to effect a cure thereof) Purchaser shall, within five (5) days after such notice has been given, notify Seller in writing whether Purchaser shall elect to accept the conveyance under clause (i) or to terminate this Agreement under clause (ii).

         2.4 Conveyance of Title. At Closing, Seller shall convey and transfer to Purchaser by special warranty deeds such title to the Properties as will enable the Title Company to issue to Purchaser, at Purchaser's expense, an ALTA Form B (rev. 10/17/70) Owner's Policy of Title Insurance (collectively the "Title Policy") covering the Properties, in the full amount of the Purchase Price. Notwithstanding anything contained herein to the contrary, the Properties shall be conveyed subject to the following matters, which shall be deemed to be Permitted Exceptions:

                  (a) the rights of named tenants, as tenants only, under the Leases and any new Leases entered into between the Effective Date and Closing and, where required, approved by Purchaser in accordance with the terms of this Agreement;

                  (b) the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the date of Closing;

                  (c) local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Properties, or any of them; and

                  (d) items appearing of record or shown on any of the Surveys and, in either case, not objected to by Purchaser or waived or deemed waived by Purchaser in accordance with Sections 2.3 or 2.5 hereof.

         2.5 Pre-Closing "Gap" Title Defects. Whether or not Purchaser shall have furnished to Seller any notice of title objections pursuant to the foregoing provisions of this Agreement, Purchaser may, at or prior to Closing, notify Seller in writing of any objections to title first raised by the Title Company or the Surveyor between (a) the date which is the earlier of (i) the effective date of Purchaser's Title Commitment referred to above or (ii) the expiration of the Inspection Period, and (b) the date on which the transaction contemplated herein is scheduled to close. With respect to any objections to title set forth in such notice, Seller shall have the same option to cure and Purchaser shall have the same option to accept title subject to such matters or to terminate this Agreement as those which apply to any notice of objections made by Purchaser before the expiration of the Inspection Period. If Seller elects to attempt to cure any such matters,


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the date for Closing shall be automatically extended by a reasonable additional time to effect such a cure, but in no event shall the extension exceed sixty
(60) days after the date for Closing set forth in Section 4.1 hereof.

                                   ARTICLE III

                                INSPECTION PERIOD

         3.1 Right of Inspection. During the period beginning upon the date of this Agreement (the "Effective Date") and ending on the Closing (hereinafter referred to as the "Inspection Period"), Purchaser shall have the right to make a physical inspection of the Properties and to examine at such place or places at the Properties, in the offices of the property manager or elsewhere as the same may be located, any operating files maintained by Seller or its property manager in connection with the leasing, maintenance and/or management of the Properties, including, without limitation, the Leases, lease files, Operating Agreements, insurance policies, bills, invoices, receipts and other general records relating to the income and expenses of the Properties, operating budget, correspondence, surveys, plans and specifications, warranties for services and materials provided to the Properties, engineering reports, environmental audits and similar materials, but excluding materials not directly related to the leasing, maintenance and/or management of the Properties such as Seller's internal memoranda, financial projections, appraisals, accounting and tax records and similar proprietary or confidential information. Purchaser shall make all inspection requests in writing to Seller. Each request shall include a list of information to be made available during such inspection. Purchaser understands and agrees that any on-site inspections of the Properties shall be conducted upon at least twenty-four (24) hours' prior notice to Seller and in the presence of Seller or its representative. To the extent reasonably possible, Seller agrees to cooperate with all of Purchaser's requests for Property information within two (2) business days from the receipt thereof, provided that Seller shall not be required to furnish any information excluded specifically by the terms of this Agreement. Purchaser agrees to repair and restore any damage to the Properties caused by any testing conducted on the Properties by Purchaser. Purchaser shall return each of the Properties to substantially the same condition as existed prior to its entry. Purchaser agrees to indemnify against and hold Seller harmless from any claim for liabilities, costs, expenses (including reasonable attorneys' fees actually incurred) damages or injuries to the extent arising out of or resulting from the inspection of the Properties by Purchaser or its agents, and notwithstanding anything to the contrary in this Agreement, such obligation to indemnify and hold harmless Seller shall survive Closing or any termination of this Agreement. All inspections shall occur at reasonable times agreed upon by Seller and Purchaser and shall be conducted so as not to interfere unreasonably with use of any of the Properties by Seller or its tenants. Purchaser shall advise Seller during the Inspection Period which of the Operating Agreements Purchaser will assume at Closing (the "Assumed Operating Agreements") and Seller shall terminate as of the Closing Date all such agreements which Purchaser elects not to assume.

         3.2 Right of Termination. Seller agrees that in the event Purchaser determines (such determination to be made in Purchaser's sole discretion) to proceed with this transaction and purchase the Properties, Purchaser shall make such election by delivering to Seller, prior to the expiration of the Inspection Period written notice of its election, in which event Purchaser shall no longer have any right to terminate this Agreement under this Section 3.2. If Purchaser gives a notice of termination within the Inspection Period or fails to deliver any notice within the Inspection Period, this Agreement shall terminate. Time is of the essence with respect to the provisions of this Section 3.2.


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                                   ARTICLE IV

                                     CLOSING

         4.1 Time and Place. The consummation of the transaction contemplated hereby ("Closing") shall occur at 1:00 p.m. (CST) on December 30, 1997, through the use of an escrow account to be established by Seller with the Title Company at its downtown Chicago office. At Closing, Seller and Purchaser shall perform the obligations set forth in respectively, Section 4.2 and Section 4.3., the performance of which obligations shall be concurrent conditions.

         4.2      Seller's Obligations at Closing.  At Closing, Seller shall:

                  (a) deliver to Purchaser one or more duly executed special warranty deeds (collectively the "Deed") in recordable form, conveying the Willowbrook Land, the Itasca Land, the Bensenville #1 Land and Bensenville #2 Land, and the Improvements thereon, subject only to the Permitted Exceptions; the warranty of title in the Deed will be only as to claims made by, through or under Seller and not otherwise;

                  (b) deliver to Purchaser one or more duly executed bills of sale conveying the Personal Property without warranty of title or use and without warranty, expressed or implied, as to merchantability and fitness for any purpose;

                  (c) assign to Purchaser, and Purchaser shall assume, the landlord/lessor interest in and to the Leases by one or more duly executed assignment and assumption agreement pursuant to which (i) Seller shall indemnify Purchaser and hold Purchaser harmless from and against any and all claims pertaining to the Leases arising prior to Closing and (ii) Purchaser shall indemnify Seller and hold Seller harmless from and against any and all claims pertaining to the Leases arising from and after the Closing, including without limitation, claims made by tenants with respect to tenants' security deposits to the extent paid, credited or assigned to Purchaser;

                  (d) to the extent assignable, assign to Purchaser, and Purchaser shall assume, Seller's interest in the Assumed Operating Agreements and the other Intangibles by duly executed assignment and assumption agreement pursuant to which (i) Seller shall indemnify Purchaser and hold Purchaser harmless from and against any and all claims pertaining to the Assumed Operating Agreements or the other Intangibles arising prior to Closing and (ii) Purchaser shall indemnify Seller and hold Seller harmless from and against any and all claims pertaining to the Assumed Operating Agreements or the other Intangibles arising from and after the Closing;

                  (e) deliver to Purchaser such Tenant Estoppels (as defined in Section 5.1(b) hereof) as are in Seller's possession or Seller's Estoppels to the extent permitted and required under Section 5.1(b) hereof;

                  (f) join with Purchaser to execute a notice in form and content reasonably satisfactory to Purchaser and Seller which Purchaser shall send to each tenant under each of the Leases informing such tenant of the sale of the Property in question and of the assignment to Purchaser of Seller's interest in, and obligations under, the Leases (including, if applicable any security deposits)


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         and directing that all rent and other sums payable after the Closing under each such Lease shall be paid as set forth in the notice;

                  (g) deliver to Purchaser such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller;

                  (h) deliver to Purchaser an affidavit duly executed by Seller stating that Seller is not a "foreign person" as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act;

                  (i) deliver to Purchaser the Leases, Operating Agreements and licenses and permits, if any, in the possession of Seller or Seller's agents, together with such leasing and property files and records which are material in connection with the continued operation, leasing and maintenance of the Properties. Purchaser shall cooperate with Seller for a period of seven (7) years after Closing in case of Seller's need in response to any legal requirement, a tax audit tax return preparation or litigation threatened or brought against Seller, by allowing Seller and its agents or representatives access, upon reasonable advance notice (which notice shall identify the nature of the information sought by Seller), at all reasonable times to examine and make copies of any and all instruments files and records which right shall survive the Closing;

                  (j) deliver to Purchaser possession and occupancy of the Properties, subject to the Permitted Exceptions;

                  (k) deliver to Purchaser a Closing Statement executed by Seller in form and substance approved by the parties hereto;

                  (l) A Bulk Sales Stop Order from the Illinois Department of Revenue ("Department") under the provisions of the Illinois Income Tax Act, 35 ILCS 5/902, and the Retailers Occupation Tax Act, 35 ILCS 120/5 (collectively "Acts") and, if available, a full release (the "Release") of claims from the Department with respect to all debts owed by Seller under the Acts effective for all periods prior to the Closing Date. If the Release is not available, the amount to be withheld pursuant to the Bulk Sales Stop Order shall be held in the escrow by the Title Company until it receives the Release whereupon the Title Company shall pay to Seller the entire amount withheld; provided, however, if the delivery of the Release is subject to a demand for payment of all or a portion of the amount withheld to the Department, Escrow Agent shall be authorized and directed to pay such sums in accordance with the demand and to pay the balance, if any, to Seller; and

                  (m) deliver such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.

         4.3 Purchaser's Obligations at Closing. At Closing, Purchaser shall:

                  (a) pay to Seller the full amount of the Purchase Price as increased or decreased by prorations and adjustments as herein provided, in immediately available wire transferred funds pursuant to
         Section 1.5 above;


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                  (b) join Seller in execution of the instruments described in
         Sections 4.2(c), 4.2(d), and 4.2(f) above;

                  (c) deliver to Seller such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser;

                  (d) deliver to Seller counterparts of the Closing Statement described in Section 4.2(k) above, executed by Purchaser; and

                  (e) deliver such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.

         4.4      Credits and Prorations.

                  (a) The following shall be apportioned with respect to the Properties as of 12:01 a.m., on January 1, 1998 (notwithstanding the December 30 closing date) as if Purchaser were vested with title to the Properties for the entire day on such date, and Seller were vested with title the Properties during each of the days immediately preceding such date:

                      (i) rents, if any, as and when collected (the term "rents" as used in this Agreement includes all payments due and payable by tenants under the Leases);

                      (ii)  payments under the Assumed Operating Agreements;

                      (iii) gas, electricity and other utility charges for
                  which Seller is liable, if any, such charges to be apportioned at Closing on the basis of the most recent meter reading occurring prior to Closing; and

                      (iv) any other operating expenses or other items (other than real estate taxes) pertaining to the Properties which are customarily prorated between a purchaser and a seller in the area in which the Properties are located.

                  (b) Notwithstanding anything contained in the foregoing provisions:

                      (i) At Closing, Seller shall, at Seller's option, either deliver to Purchaser any security deposits actually held by Seller pursuant to the Leases or credit to the account of Purchaser the amount of such security deposits (to the extent such security deposits are not applied against delinquent rents or otherwise as provided in the Leases). Purchaser shall be responsible for establishing all accounts with utility companies serving the Properties and to provide any deposits required by such companies in connection therewith. Any refundable cash or other deposit currently held by such utility companies that were deposited by Seller, its predecessors or agents ("Seller's Deposits"), are with the utility companies serving the Properties shall be the property of Seller and Seller shall have the right to seek a refund thereof. To the extent any utility company pays to Purchaser any of Seller's Deposit, Purchaser shall immediately remit such amount to Seller. This obligation of Purchaser shall survive Closing.


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                      (ii)  Real estate taxes and similar ad valorem taxes
                  shall not be prorated.

                      (iii) Charges referred to in Section 4.4(a) above, if
                  any, which are payable by any tenant to a third party shall not be apportioned hereunder, and Purchaser shall accept title subject to any of such charges unpaid and Purchaser shall look solely to the tenant responsible therefor for the payment of the same. If Seller shall have paid any of such charges on behalf of any tenant, and shall not have been reimbursed therefor by the time of Closing, Purchaser shall pay to Seller such amounts as they are collected subsequent to Closing.

                      (iv) Seller shall receive the entire advantage of any discounts for the prepayment by it of any water rates or sewer rents.

                      (v) As to gas, electricity and other utility charges referred to Section 4.4(a)(iv) above, Seller may on notice to Purchaser elect to pay one or more of all of said items accrued to the date hereinabove fixed for apportionment directly to the person or entity entitled thereto, and to the extent Seller so elects, such item shall not be apportioned hereunder, and Seller's obligation to pay such item directly in such case shall survive the Closing.

                      (vi) The Personal Property, if any, is included in this sale, without further charge.

                      (vii) Purchaser shall be responsible for the payment
                  of (A) all Tenant Inducement Costs (as hereinafter defined) expressly contained in the applicable lease and leasing commissions pursuant to agreements disclosed in writing to Purchaser on or before the Closing Date which become due and payable (whether before or after Closing) (1) as a result of any renewals or expansions of existing Leases, approved or deemed approved in accordance with Section 5.1 hereof, between the Effective Date and the date of Closing, and (2) under any new Leases, approved or deemed approved in accordance with
                  Section 5.1 hereof, entered into between the Effective Date and the date of Closing, and (B) all Tenant Inducement Costs and leasing commissions which become due and payable from and after the date of Closing as a result of any agreements entered into by Purchaser to pay such costs or commissions. If, as of the date of Closing, Seller shall have paid any Tenant Inducement Costs or leasing commissions for which Purchaser is responsible pursuant to the foregoing provisions, Purchaser shall reimburse Seller therefor at Closing. For purposes hereof, the term "Tenant Inducement Costs" shall mean any out-of-pocket payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically, without limitation, tenant improvement costs, lease buyout costs, and moving, design, refurbishment and club membership allowances. The term "Tenant Inducement Costs" shall not include loss of income resulting from any free rental period, it being agreed that Seller shall bear the loss resulting from any free rental period until the date of Closing and that Purchaser shall bear such loss from and after the date of Closing. Notwithstanding anything to the contrary contained in this Agreement, all Tenant Inducement costs with respect to which Purchaser agrees to pay or reimburse Seller are listed on Exhibit F attached hereto.


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                      (viii) Unpaid and delinquent rent collected by Seller
                  and Purchaser after the date of Closing shall be delivered as follows: (a) if Seller collects any unpaid or delinquent rent for any of the Properties, Seller shall, within fifteen (15) days after the receipt thereof, deliver to Purchaser any such rent which Purchaser is entitled to hereunder relating to the date of Closing and any period thereafter, and (b) if Purchaser collects any unpaid or delinquent rent from any of the Properties, Purchaser shall, within fifteen (15) days after the receipt thereof, deliver to Seller any such rent which Seller is entitled to hereunder relating to the period prior to the date of Closing. Seller and Purchaser agree that all rent received by Seller or Purchaser after the date of Closing shall be applied first to current rentals, and then to delinquent rentals, if any, in the order of their maturity. Purchaser will make a good faith effort after Closing to collect all rents in the usual course of Purchaser's operation of the Properties, but Purchaser will not be obligated to institute any lawsuit or other collection procedures to collect delinquent rents. Where the Leases contain tenant obligations for taxes, common area expenses, operating expenses or additional charges of any other nature, and where Seller shall have collected any portion thereof in excess of amounts owed by Seller for such items for the period prior to the Closing Date, then, to the extent such amounts can be ascertained as of the Closing Date, there shall be an adjustment and credit given to Purchaser on the Closing Date for such excess amounts collected. Purchaser shall apply all such excess amounts to the charges owed by Purchaser for such items for the period after the Closing Date and, if required by the Leases, shall rebate or credit the Tenants with any remainder. If expenses actually paid by Seller for such items during such period exceed the amounts actually collected by Seller which are attributable to such items, Purchaser shall pay to Seller an amount equal to such deficiency as and when such amounts are collected by Purchaser from the applicable tenants. If it is determined that the amount collected during Seller's ownership period exceeded expenses incurred during the same period by more than the amount previously credited to Purchaser at Closing, then Seller shall promptly pay to Purchaser the deficiency. If it is determined that the amount collected during Seller's ownership period exceeded expenses incurred during the same period by less than the amount previously credited to Purchaser at Closing, then Purchaser shall promptly pay to Seller the difference.

                      (ix) Seller and Purchaser shall jointly prepare a preliminary Closing adjustment on the basis of the Leases and other sources of income and expenses, and shall deliver such computation to the Title Company prior to Closing.

                      (x) If any of the aforesaid prorations cannot be calculated accurately on the Closing Date, then they shall be calculated as soon after the Closing Date as feasible. Either party owing the other party a sum of money based on such subsequent proration(s) shall promptly pay said sum to the other party, together with interest thereon at the rate of two percent (2%) over the average "prime rate" (as announced from time to time in the Wall Street Journal) per annum from the Closing Date to the date of payment if payment is not made within ten (10) days after delivery of a bill therefor.

                  (c) The provisions of this Section 4.4 shall survive Closing.

         4.5 Closing Costs. Seller shall pay (a) the fees of any counsel representing it in connection with this transaction; (b) the fee for the Title Commitment; and (c) the cost of the Surveys. Purchaser shall pay

(v) the fees of any counsel representing Purchaser in connection with this transaction; (w) any local, county or state deed or transfer tax or similar tax which becomes payable by reason of the transfer of the Properties; (x) the premium for the Owner's Policy of Title Insurance to be issued to Purchaser by the Title Company at Closing; (y) the fees for recording the deed(s) conveying the Properties to Purchaser; and (z) all other costs and expenses incident to this transaction and the closing thereof.

         4.6 Conditions Precedent to Obligation of Purchaser. The obligation of Purchaser to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions any or all of which may be waived by Purchaser in writing in its sole discretion:

                  (a) Seller shall have delivered to Purchaser all of the items required to be delivered to Purchaser pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.2.

                  (b) All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of Closing (with appropriate modifications permitted under this Agreement or not adverse to Purchaser).

                  (c) Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the date of Closing.

                  (d) Seller shall have obtained and delivered to Purchaser a tenant estoppel certificate in form and substance satisfactory to Purchaser from each of the tenants under the Leases (the "Tenants"); provided, that this condition may be satisfied by Seller's delivery of a Seller's estoppel certificate in the form prescribed hereby for any Tenant (and provided that in the event that any Tenant Estoppel delivered to and accepted by Purchaser with respect to any Lease shall contain any statement of fact, information or other matter which is inconsistent with the matters stated in Seller's representations in this Agreement, the Tenant Estoppel shall control and Seller shall have no liability for any claim based upon a breach of representation regarding such statement of fact, information or other matter contained in the Tenant Estoppel). Said certificates shall be substantially in the form attached hereto as Exhibit D or D-1, as applicable (as modified to address specific concerns arising as a result of Purchaser's review of the Leases) and shall be dated no earlier than thirty (30) days prior to the Closing Date.

                  (e) The physical condition of each of the Properties shall be substantially the same on the day of Closing as of the last day of the Inspection Period, reasonable wear and tear and loss by casualty excepted (subject to the provisions of Article VII below), and, as of the day of Closing, there shall be no litigation or administrative agency or other governmental proceeding of any kind whatsoever, pending or threatened, which after Closing would, in Purchaser's reasonable discretion, materially adversely affect the value of the Properties or the ability of Purchaser to operate the Properties in the manner in which it is currently being operated, and no proceedings shall be pending or threatened which could or would cause the redesignation or other modification of the zoning classification of, or of any building or environmental code requirements applicable to, any of the Properties.

         4.7 Conditions Precedent to Obligation of Seller. The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Seller in its sole discretion:

                  (a) Seller shall have received the Purchase Price as adjusted pursuant to and payable in the manner provided for in this Agreement.

                  (b) Purchaser shall have delivered to Seller all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.3.

                  (c) All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the date of Closing.

                  (d) Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the date of Closing.


                                    ARTICLE V

                         SELLER AND PURCHASER COVENANTS

         5.1 Covenants of Seller. Seller hereby covenants with Purchaser as follows:

                  (a) From the Effective Date hereof until the Closing or earlier termination of this Agreement, Seller shall use reasonable efforts to operate and maintain the Properties in a manner generally consistent with the manner in which Seller has operated and maintained the Properties prior to the date hereof.

                  (b) Seller shall use reasonable efforts (but without obligation to incur any cost or expense) to obtain and deliver to Purchaser prior to Closing, a written estoppel certificate in the form of Exhibit D attached hereto and made a part hereof signed by each tenant occupying space in any of the Properties. The signed certificates are referred to herein as the "Tenant Estoppels".

                  (c) A copy of any renewal or expansion of an existing Lease or of any new Lease which Seller wishes to execute between the Effective Date and the date of Closing will be submitted to Purchaser prior to execution by Seller. Purchaser agrees to notify Seller in writing within five (5) business days after its receipt thereof of either its approval or disapproval, including all Tenant Inducement Costs and leasing commissions to be incurred in connection therewith. In the event Purchaser informs Seller that Purchaser does not approve the renewal or expansion of the existing Lease or the new Lease, which approval shall not be unreasonably withheld, Seller shall have the option to cancel this Agreement by written notice thereof to Purchaser within five (5) business days after Seller's receipt of written notice of Purchaser's disapproval thereof, and neither party shall have any further liability or obligation hereunder. In the event Purchaser fails to notify Seller in writing of its approval or disapproval within the five (5) day time period for such purpose set forth above, such failure shall be deemed the disapproval by Purchaser. At Closing, Purchaser shall reimburse

         Seller for any Tenant Inducement Costs and leasing commissions incurred by Seller pursuant to a renewal, an expansion or any new Lease approved by Purchaser.

         5.2 Covenants of Purchaser. Purchaser hereby covenants with Seller that Purchaser shall, in connection with its investigation of the Properties during the Inspection Period, inspect the Properties for the presence of Hazardous Substances, and shall furnish to Seller copies of any reports received by Purchaser in connection with any such inspection. Purchaser shall also furnish to Seller copies of any other reports received by Purchaser relating to any other inspections of the Properties conducted on Purchaser's behalf, if any (including, specifically, without limitation, any reports analyzing compliance of the Properties with the provisions of the Americans with Disabilities Act ("ADA"), 42 U.S.C. ss.12101, et seq., if applicable). Any reports furnished by Purchaser to Seller shall be furnished without warranty of any kind whatsoever and shall exclude any attorney-client privileged materials.

                                   ARTICLE VI

                                     DEFAULT

         6.1 Default by Purchaser. If Purchaser defaults under this Agreement, Seller's sole and exclusive remedy shall be to terminate this Agreement by giving written notice thereof to Purchaser, whereupon the Earnest Money shall be paid to Seller as liquidated damages, as Seller's sole and exclusive remedy on account of such default hereunder by Purchaser. The parties acknowledge and agree that actual damages in such event are uncertain in amount and difficult to ascertain and that said amount of liquidated damages was reasonably determined.

         6.2 Default by Seller. In the event that Seller fails to consummate this Agreement for any reason other than Purchaser's default or the permitted termination of this Agreement by Seller or Purchaser as herein expressly provided, Purchaser shall be entitled, as its sole remedy, either (a) to terminate this Agreement, or (b) to enforce specific performance of Seller's obligation to execute the documents required to convey the Properties to Purchaser, it being understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder. Purchaser expressly waives its rights to seek damages in the event of Seller's default hereunder. Purchaser shall be deemed to have elected to terminate this Agreement if Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Properties are located, on or before sixty (60) days following the date upon which Closing was to have occurred.


                                   ARTICLE VII

                                  RISK OF LOSS

         7.1 Minor Damage. In the event of loss or damage to the Properties or any portion thereof which is not "major" (as hereinafter defined), this Agreement shall remain in full force and effect provided Seller performs any necessary repairs or, at Seller's option, assigns to Purchaser all of Seller's right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of

Closing shall be extended a reasonable time in order to allow for the completion of such repairs. If Seller elects to assign a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the deductible amount under Seller's insurance policy. Upon Closing, full risk of loss with respect to the Properties shall pass to Purchaser.

         7.2 Major Damage. In the event of a "major" loss or damage, either Seller or Purchaser may terminate this Agreement by written notice to the other party. If neither Seller nor Purchaser elects to terminate this Agreement within ten (10) days after Seller sends Purchaser written notice of the occurrence of major loss or damage, then Seller and Purchaser shall be deemed to have elected to proceed with Closing, in which event Seller shall, at Seller's option, either
(a) perform any necessary repairs, or (b) assign to Purchaser all of Seller's right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs. If Seller elects to assign a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the deductible amount under Seller's insurance policy. Upon Closing, full risk of loss with respect to the Properties shall pass to Purchaser.

         7.3 Definition of "Major" Loss or Damage. For purposes of Sections 7.1 and 7.2, "major" loss or damage refers to the following: (i) loss or damage to the Property or any portion thereof such that the cost of repairing or restoring the premises in question to a condition substantially identical to that of the premises in question prior to the event of damage would be, in the opinion of an architect selected by Seller and reasonably approved by Purchaser, equal to or greater than One Hundred Thousand Dollars ($100,000), and (ii) any loss due to a condemnation. If Purchaser does not give notice to Seller of Purchaser's reasons for disapproving an architect within five (5) business days after receipt of notice of the proposed architect, Purchaser shall be deemed to have approved the architect selected by Seller.


                                  ARTICLE VIII

                                   COMMISSIONS

         8.1 Brokerage Commissions. In the event the transaction contemplated by this Agreement is consummated, but not otherwise, Seller agrees to pay to Bennett & Kahnweiler (the "Broker") at Closing a brokerage commission pursuant to a separate written agreement between Seller and Broker. Each party agrees that should any claim be made for brokerage commissions or finder's fees by any broker or finder other than the Broker by, through or on account of any acts of said party or its representatives, said party will indemnify and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense in connection therewith. The provisions of this paragraph shall survive Closing.


                                   ARTICLE IX

                             DISCLAIMERS AND WAIVERS

         9.1 No Reliance on Documents. Except as expressly stated in this Agreement, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller to Purchaser in connection with the transaction contemplated hereby. Purchaser acknowledges and agrees that all materials, data and information delivered by Seller to Purchaser in connection with the transaction contemplated hereby are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated herein. Without limiting the generality of the foregoing provisions, Purchaser acknowledges and agrees that (a) any environmental or other report with respect to the Properties which is delivered by Seller to Purchaser shall be for general informational purposes only, (b) Purchaser shall not have any right to rely on any such report delivered by Seller to Purchaser, but rather will rely on its own inspections and investigations of the Properties and any reports commissioned by Purchaser with respect thereto, and (c) neither Seller, any affiliate of Seller nor the person or entity which prepared any such report delivered by Seller to Purchaser shall have any liability to Purchaser for any inaccuracy in or omission from any such report.

         9.2 DISCLAIMERS. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTIES, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER'S LIMITED WARRANTY OF TITLE TO BE SET FORTH IN THE DEED), ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTIES WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE PROPERTIES DOCUMENTS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTIES. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTIES "AS IS, WHERE IS, WITH ALL FAULTS". EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT, PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESSED OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTIES OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, PROPERTY INFORMATION PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTIES) MADE OR FURNISHED BY SELLER, THE MANAGER OF THE PROPERTIES, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT. PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTIES, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTIES AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTIES, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. UPON CLOSING, EXCEPT TO THE EXTENT OF ANY BREACH BY SELLER OF THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION
11.01 BELOW, AND EXCEPT WITH RESPECT TO ANY CLAIMS FOR DAMAGES, REMEDIATION, CONTRIBUTION OR INDEMNITY BY THIRD PARTIES, INCLUDING WITHOUT LIMITATION GOVERNMENTAL AUTHORITIES, RELATING TO THE PROPERTIES AND SELLER'S PERIOD OF OWNERSHIP THEREOF, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER'S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTIES. EXCEPT TO THE EXTENT OF ANY BREACH

BY SELLER OF THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 11.01 BELOW, AND EXCEPT WITH RESPECT TO ANY CLAIMS FOR DAMAGES, REMEDIATION, CONTRIBUTION OR INDEMNITY BY THIRD PARTIES, INCLUDING WITHOUT LIMITATION GOVERNMENTAL AUTHORITIES, RELATING TO THE PROPERTIES AND SELLER'S PERIOD OF OWNERSHIP THEREOF, PURCHASER AGREES THAT SHOULD ANY CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS ON THE PROPERTIES BE REQUIRED AFTER THE DATE OF CLOSING, SUCH CLEAN-UP, REMOVAL OR REMEDIATION SHALL BE THE RESPONSIBILITY OF AND SHALL BE PERFORMED AT THE SOLE COST AND EXPENSE OF PURCHASER.

         9.3 Effect and Survival of Disclaimers. Seller and Purchaser acknowledge that the compensation to be paid to Seller for the Properties has been calculated and determined taking into account the existing condition of the Properties, including without limitation any condition disclosed in that Roofing Investigation Report prepared by Reiner Pligge and the Phase I environmental assessment prepared by RERC Environmental, and that the Properties are being sold subject to the provisions of this Article IX. Seller and Purchaser agree that the provisions of this Article IX shall survive Closing.


                                    ARTICLE X

                                  MISCELLANEOUS

         10.1 Confidentiality. Purchaser and its representatives shall hold in strictest confidence all data and information obtained with respect to Seller or its business, whether obtained before or after the execution and delivery of this Agreement, and shall not disclose the same to others; provided, however, that it is understood and agreed that Purchaser may disclose such data and information to (i) the employees, consultants, accountants and attorneys of Purchaser provided that such persons agree to treat such data and information confidentially or (ii) as required by law or any court having jurisdiction. In the event this

Agreement is terminated or Purchaser fails to perform hereunder, Purchaser shall promptly return to Seller any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Agreement or the transaction contemplated herein. It is understood and agreed that, with respect to any provision of this Agreement which refers to the termination of this Agreement, Purchaser shall fulfill its obligation to return to Seller the materials described in the preceding sentence which were delivered to Purchaser by Seller. In the event of a breach or threatened breach by Purchaser or its agents or representatives of this Section 10.1, Seller shall be entitled to an injunction restraining Purchaser or its agents or representatives from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach.

         10.2 Public Disclosure. Prior to Closing, any release to the public of information with respect to the sale contemplated herein or any matters set forth in this Agreement will be made only in the form approved by Purchaser and Seller and their respective counsel.

         10.3 Discharge of Obligations. The acceptance of the Deed by Purchaser shall be deemed to be a full performance and discharge of every representation and warranty made by Seller herein and every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement, except those which are herein specifically stated to survive Closing.

         10.4 Assignment. Purchaser may not assign its rights under this Agreement without first obtaining Seller's written approval, which approval may be given or withheld in Seller's reasonable discretion. Under no circumstances shall Purchaser have the right to assign this Agreement to any person or entity owned or controlled by an employee benefit plan if Seller's sale of the Properties to such person or entity would, in the reasonable opinion of Seller's ERISA advisor, create or otherwise cause a "prohibited transaction" under ERISA. In the event Purchaser assigns this Agreement or transfers any ownership interest in Purchaser without the consent of Seller, and such assignment or transfer would make the consummation of the transaction hereunder a "prohibited transaction" under ERISA and necessitate the termination of this Agreement then, notwithstanding any contrary provision which may be contained herein, Seller shall have the right to pursue any remedy available at law or in equity as a result of such assignment or transfer. Any transfer, directly or indirectly, of any stock, partnership interest or other ownership interest in Purchaser without Seller's written approval, which approval may be given or withheld in Seller's reasonable discretion, shall constitute a default by Purchaser under this Agreement.

         10.5 Notices. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, or (b) reputable overnight delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) legible facsimile transmission sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile transmission, as of the date of the facsimile transmission provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (a), (b) or (c) above. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

              If to Seller:                 EML Associates
                                            c/o ERE Yarmouth
                                            455 North Cityfront Plaza Drive
                                            Suite 3200
                                            Chicago, Illinois  60611
                                            Attn:  Mr. Michael A. Lunder
                                            TELECOPY:  (312) 527-5172

              with a copy to:        Mayer, Brown & Platt
                                            Attn: Messrs. Alvin Charles Katz and
                                              Lane W. Vanderslice
                                            190 South LaSalle Street
                                            Chicago, Illinois  60661-2511
                                            TELECOPY:  (312) 701-7711

              If to Purchaser:       AMB Institutional Realty
                                            Advisors, Inc.
                                            Attn: Mohammed Barzegar
                                            505 Montgomery Street
                                            San Francisco, California  94111
                                            TELECOPY:  (415) 394-9001

              with a copy to:               Morrison & Foerster
                                            Attn:  Philip J. Levine, Esq.
                                            755 Page Mill Road
                                            Palo Alto, California  94304-1018
                                            TELECOPY:  (650) 494-0792

         10.6 Binding Effect. This Agreement shall not be binding in any way upon Seller or Purchaser unless and until Seller and Purchaser shall each execute and deliver the same to the other.

         10.7 Modifications. This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

         10.8 Tenant Notification Letters. Purchaser and Seller shall deliver to each and every tenant of the Properties under a Lease thereof a signed statement acknowledging Purchaser's receipt and responsibility for each tenant's security deposit (to the extent delivered by Seller to Purchaser at Closing), if any, all in compliance with and pursuant to the applicable provisions of applicable law. The provisions of this paragraph shall survive Closing.

         10.9 Calculation of Time Periods. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday under the laws of the State in which the Properties are located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday. The final day of any such period shall be deemed to end at 5 p.m., local time.

         10.10 Successors and Assigns. The terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto.

         10.11 Entire Agreement. This Agreement, including the Exhibits, contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter.

         10.12 Further Assurances. Each party agrees that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement. Without limiting the generality of the foregoing, Purchaser shall, if requested by Seller, execute acknowledgments of receipt with respect to any materials delivered by Seller to Purchaser with respect to the Properties. The provisions of this Section 10.12 shall survive Closing.

         10.13 Counterparts. This Agreement may be executed in counterparts, and all such executed counterparts shall constitute the same agreement. It shall be necessary to account for only one such counterpart in proving this Agreement.

         10.14 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.

         10.15 Applicable Law. This Agreement is performable in the state in which the Properties are located and shall in all respects be governed by, and construed in accordance with, the substantive federal laws of the United States and the laws of such state. Seller and Purchaser hereby irrevocably submit to the jurisdiction of any state or federal court sitting in the state in which the Properties are located in any action or proceeding arising out of or relating to this Agreement and hereby irrevocably agree that all claims in respect of such action or proceeding shall be heard and determined in a state or federal court sitting in the state in which the Properties are located. Purchaser and Seller agree that the provisions of this section 10.15 shall survive the Closing of the transaction contemplated by this Agreement.

         10.16 No Third Party Beneficiaries. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

         10.17 Exhibits and Schedules. The following schedules or exhibits attached hereto shall be deemed to be an integral part of this Agreement:

                  (a)  Exhibit A-1 through A-4 - Legal Descriptions of the Land

                  (b)  Exhibit B-1 through B-4 - Lease Schedules

                  (c)  Exhibit C-1 through C4 - Operating Agreements Schedules

                  (d) Exhibits D and D-1 - Tenant Estoppel Form/Seller Estoppel Form

                  (e)      Exhibit E - Seller Environmental Assessment Reports

                  (f)      Exhibit F - Tenant Inducement Costs Schedule

         10.18 Captions. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

         10.19 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

         10.20 Termination of Agreement. It is understood and agreed that if either Purchaser or Seller terminates this Agreement pursuant to a right of termination granted hereunder, such termination shall operate to relieve Seller and Purchaser from all obligations under this Agreement, except for such obligations as are officially stated herein to survive the termination of this Agreement.

         10.21 Survival. The provisions of the following Sections of this Agreement shall survive Closing and shall not be merged into the execution and delivery of the Deed: 3.1; 4.2(i); 4.4; 8.1; 9.3; 10.8; 10.12; 10.15; 10.22;
Sections 11.1 and 11.2 (except that all provisions thereof other than subparagraph 11.1(m) shall only survive for a period not to exceed twelve months following the Closing, and subparagraph 11.01(m) shall not be subject to such 12-month limitation); and Article XII.

         10.22 Enforcement. If either party hereto fails to perform any of its obligations under this Agreement or if a dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not prevailing in such dispute shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys' fees and disbursements. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment.

         10.23 Marketing. Seller agrees not to market or show the Properties to any other prospective purchasers during the term of this Agreement.


                                   ARTICLE XI

                         REPRESENTATIONS AND WARRANTIES

         11.1 Representations and Warranties of Seller. Seller hereby represents and warrants to and covenants with Purchaser as follows:

         (a) To Seller's knowledge, Seller has received no written notices that either the Properties or the use thereof violates any laws, rules and regulations of any federal, state, city or county government or any agency, body, or subdivision thereof having any jurisdiction over the Properties that have not been resolved to the satisfaction to the issuer of the notice.

         (b) To Seller's knowledge, Seller has made available to Purchaser all documents, books, records and any other materials relating to or concerning the Properties which Seller has in its possession or are in the possession of Seller's property manager or leasing agent. To Seller's knowledge, there are no material agreements concerning the Properties which are not in the possession of Seller, its property manager or its leasing agent. The copies of the Assumed Operating Agreements delivered to Purchaser by Seller are true, correct and complete copies of such documents, and to Seller's knowledge the Assumed Operating Agreements are without default by (or notice of default to) any party. To Seller's knowledge, Seller has delivered or caused to be delivered no written notices of default to any tenant of the Properties which are outstanding and remain uncured as of the date of execution hereof (and as of the Closing Date), and Seller has received no written notices from any tenant of any default by Seller under any lease affecting the Properties which Seller has not heretofore cured or will not have cured prior to Closing.

         (c) To Seller's knowledge, there are no condemnation, environmental, zoning or other land-use regulation proceedings, either instituted or, to Seller's knowledge, planned to be instituted, which would detrimentally affect the use, operation or value of the Properties, nor has Seller received notice of any special assessment proceedings affecting the Properties. Seller shall notify Purchaser promptly of any such proceedings of which Seller becomes aware.

         (d) To Seller's knowledge, there is no litigation pending or threatened that might detrimentally affect the value or the use or operation of the Properties for its intended purpose or the ability of Seller to perform its obligations under this Agreement. Seller shall notify Purchaser promptly of any such litigation of which Seller becomes aware.

         (e) Seller is a general partnership duly organized, validly existing under the laws of the State of New York; this Agreement and all documents executed by Seller which are to be delivered to Purchaser at the Closing are and at the time of Closing will be duly authorized, executed and delivered by Seller, are and at the time of Closing will be legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, and do not and at the time of Closing will not violate any provision of any agreement or judicial order to which Seller or the Properties are subject.

         (f) At the time of Closing there will be no outstanding contracts made by Seller for any improvements to the Properties, which have not been fully paid for and Seller shall cause to be discharged all mechanics' and materialmen's liens arising from any labor or materials furnished to the Properties prior to the time of Closing. To Seller's knowledge, Seller has completed all tenant improvements, including punch-list items, with respect to any tenant improvements constructed by Seller as landlord under the Leases on the Properties.

         (g)      Seller is not a "foreign person" within the meaning of
Section 1445(f)(3) of the Code.

         (h) Except as set forth in any environmental assessment reports in Seller's possession and disclosed to Purchaser or as otherwise disclosed to Purchaser (all of which are listed on Exhibit "E" attached hereto), to Seller's knowledge Seller has received no written notification that any governmental or quasi-governmental authority has determined that there are any violations of environmental statutes, ordinances or regulations affecting the Properties. For the purposes hereof, "Hazardous Material" shall mean any substance, chemicals, waste or other material which is listed, defined or otherwise identified as "hazardous" or "toxic" under any federal, state, local or administrative agency ordinance or law, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss.6901 et seq. and the Resource Conservation and Recovery Act, 52 U.S.C. ss.ss.6901 et seq., or any regulation, order, rule or requirement adopted thereunder, as well as any formaldehyde, urea, polychlorinated biphenyls, petroleum, petroleum product or by-product, crude oil, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel or mixture thereof, radon, asbestos, and "source," "special nuclear" and "by-product" material as defined in the Atomic Energy Act of 1985, 42 U.S.C. ss.ss.3011 et seq.

         (i) Except for any options, if any, granted to tenants to lease additional space in the Properties as set forth in their respective leases, Seller has not granted any option or right of first refusal or first opportunity to any party to acquire any interest in any of the Properties.

         (j) Neither Seller nor, to Seller's knowledge, any Tenant has either filed or been the subject of any filing of a petition under the Federal Bankruptcy Law or any federal or state insolvency laws or laws for composition of indebtedness or for the reorganization of debtors.

         (k) The Lease Schedules attached hereto as Exhibits B-1, B-2, B-3 and B-4 are true, correct and complete.

         (l) To Seller's knowledge, no Tenant has indicated to Seller in writing its intent to terminate its Leases prior to expiration of the term of the Leases.

         (m) No brokerage or similar fee is due or unpaid by Seller with respect to the Leases. Except as disclosed on Exhibit E attached hereto, no brokerage or similar fee shall be due or payable after the Closing in connection with the Leases, including, without limitation, as a result of the exercise of, without limitation, any renewal, extension or expansion options arising under the Leases.

         (n) There are no "facilities" at, on or under the Property which are subject to reporting under Section 312 of the Federal Emergency Planning Community Right-to-Know Act of 1986 and federal regulations promulgated thereunder, and there are no underground storage tanks at, on or under the Property which require notification under Section 9002 of the Solid Waste Solid Disposal Act as now or hereafter amended (42 U.S.C. 6991). The Responsible Property Transfer Act of 1988 (765 ILCS 90/1 et seq.) is not applicable to the transfer of the Property from Seller or the Trustee to Purchaser."

         (o) As used herein, "to Seller's knowledge" shall refer only to the actual knowledge of the Designated Employees (as hereinafter defined) of (i) ERE Yarmouth ("ERE"), Seller's investment advisor, and (ii) Jay Cimo ("Manager"), the property manager, respectively, and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller, or either of the partners of Seller or any affiliate of either of them, or to any other officer, agent, manager, representative or employee of Seller or ERE or Manager or any affiliate thereof or to impose upon such Designated Employees any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. As used herein, the term "Designated Employees" shall refer to the following persons: (a) Michael Lunder, who is the asset manager for the Properties at ERE, and (b) Jay Cimo, who is the individual at Manager responsible for the management of the Properties.

         11.2     Representations and Warranties of Purchaser.

         Purchaser hereby represents and warrants to and covenants with Seller that Purchaser is duly organized and validly existing as a Delaware corporation; this Agreement and all documents executed by Purchaser which are to be delivered to Seller at the Closing are and at the time of Closing will be duly authorized, executed and delivered by Purchaser, are and at the time of Closing will be legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms, and do not and at the time of Closing will not violate any provision of any agreement or judicial order to which Purchaser or the Properties are subject.


                                   ARTICLE XII

                                 INDEMNIFICATION

         12.      Indemnification.

         (a) Each party hereby agrees to indemnify the other party and defend and hold it harmless from and against any and all claims, demands, liabilities, costs, expenses, penalties, damages and losses, including, without limitation, reasonable attorneys' fees, resulting from any misrepresentation or breach of warranty or breach of covenant made by such party in this Agreement or in any document, certificate, or exhibit given or delivered to the other pursuant to or in connection with this Agreement.

         (b) Seller agrees to indemnify Purchaser and defend and hold Purchaser harmless from and against any and all claims, demands, liabilities, costs, expenses, penalties, damages and losses, including, without limitation, reasonable attorneys' fees, asserted against, incurred or suffered by Purchaser resulting from any personal injury or property damage occurring in, on or about the Property or relating thereto before the Closing Date, from any cause whatsoever other than as a consequence of the acts or omissions of Purchaser, its agents, employees or contractors.

         (c) Purchaser agrees to indemnify Seller and defend and hold Seller harmless from any claims, losses, demands, liabilities, costs, expenses, penalties, damages and losses, including, without limitation, reasonable attorneys' fees, asserted against, incurred or suffered by Seller resulting from any personal injury or property damage occurring in, on or about the Properties or relating thereto after the Closing Date, from any cause whatsoever other than as a consequence of the acts or omissions of Seller, its agents, employees or contractors.

         (d) The indemnification provisions of this Section 12 shall survive beyond the Closing, or, if the Closing does not occur pursuant to this Agreement, beyond any termination of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

                              SELLER:

                              EML ASSOCIATES, a joint venture in the form of a New York general partnership

                              By:   ML/EQ Real Estate Portfolio, L.P., a
                                    Delaware limited partnership, its Managing
                                    Venturer

                                    By:      EREIM Managers Corp., its Managing
                                             General Partner

                                             By:
                                                -------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------

                            PURCHASER:

                            SPP REAL ESTATE (O'HARE), INC., a Delaware corporation

                            By: AMB Institutional Realty Advisors, L.P., its Authorized Agent

                                    By:      AMB Institution Realty Advisors,
                                             Inc., its general partner

                                             By:
                                                -------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------

                                    EXHIBITS


Exhibit A-1       Willowbrook Land
Exhibit A-2       Itasca Land
Exhibit A-3       Bensenville #1 Land
Exhibit A-4       Bensenville #2 Land
Exhibit B-1       Willowbrook Leases
Exhibit B-2       Itasca Leases
Exhibit B-3       Bensenville #1 Leases
Exhibit B-4       Bensenville #2 Leases
Exhibit C-1       Willowbrook Operating Agreements
Exhibit C-2       Itasca Operating Agreements
Exhibit C-3       Bensenville #1 Operating Agreements
Exhibit C-4       Bensenville #2 Operating Agreements
Exhibit D         Tenant Estoppel
Exhibit D-1       Seller's Estoppel
Exhibit E         Seller's Environmental Reports
Exhibit F         Tenant Inducement Costs

                                   Exhibit A-1

                         Description of Willowbrook Land

                                   Exhibit A-2

                           Description of Itasca Land

                                   Exhibit A-3

                       Description of Bensenville #1 Land

                                   Exhibit A-4

                       Description of Bensenville #2 Land

                                   Exhibit B-1

                         Schedule of Willowbrook Leases

                                                           DOCUMENT
TENANT                                DOCUMENT               DATE
ACME Window Coverings, Ltd.           Lease                02/01/96

ACME Window Coverings, Ltd.           Amendment            06/05/96

                                   Exhibit B-2

                            Schedule of Itasca Leases

                                                           DOCUMENT
         TENANT                       DOCUMENT               DATE
         Concentric, Inc.             Lease                02/01/96

                                   Exhibit B-3

                        Schedule of Bensenville #1 Leases

TENANT                                   DOCUMENT                        DATE
Triangle Engineered Products Co.         Lease                         05/12/89

Triangle Engineered Products Co.         First Amendment               07/01/93

Triangle Engineered Products Co.         Second Amendment              02/01/95

Triangle Engineered Products Co.         Third Amendment               08/01/97

                                   Exhibit B-4

                        Schedule of Bensenville #2 Leases

                                                                        DOCUMENT
TENANT                                               DOCUMENT             DATE
[S]                                                  [C]                [C]
Hi-Performance Fasteners Systems, Inc.               Lease              09/01/94

Hi-Performance Fasteners Systems, Inc.               First Amendment    11/01/94

                                   Exhibit C-1

                  Schedule of Willowbrook Operating Agreements


                                     -NONE-

                                   Exhibit C-2

                     Schedule of Itasca Operating Agreements

1. Performance Building Products, Inc. (TEN YEAR Roofing Guaranty), No. 92.082.601, date 08/26/92.

                                   Exhibit C-3

                 Schedule of Bensenville #1 Operating Agreements


                                     -NONE-

                                   Exhibit C-4

                 Schedule of Bensenville #2 Operating Agreements

1. Performance Building Products, Inc. (Insured Roofing Guaranty) No. 89.071.803, dated 11-6-89.

                                    Exhibit D

                             Form of Tenant Estoppel

                                   Exhibit D-1

                            Form of Seller's Estoppel

         The undersigned landlord ("Landlord"), as Landlord under the Lease of the above-referenced premises ("Premises") executed by ___________, as Tenant, and Landlord on the above-referenced Lease Date, hereby states, declares, represents and warrants to ___________ ("Purchaser") and its assignees as follows:

1. Lease. That the copy of the Lease attached hereto as Exhibit A is a true and complete correct copy of the Lease which is in full force and effect and which has not been amended, supplemented or changed by Letter agreement or otherwise, except as follows:______ .

2. Completion of Premises/No Disputes. Tenant has accepted possession of the Premises, and all conditions to be satisfied by Landlord under the Lease have been completed pursuant to the terms of the Lease, including but not limited to, completion of construction of the Premises (and all other improvements required under the Lease) in accordance with applicable plans and specifications and payment of any improvement allowances; there are no unreimbursed expenses (except for any annual reconciliation of operating expenses and tax expense adjustments).

3. Base Rental Notes. Except for increases listed on the previous page, Base Rental is subject to the following adjustments:___.

4. No Default/Claims. Neither Landlord nor, to Landlord's actual knowledge, Tenant under the Lease is in default under any of the terms of the Lease nor has any event occurred which with the passage of time (after notice if any required by the Lease) would become an event of default under the Lease. To the actual knowledge of Landlord, Tenant has no claims, counterclaims, defenses or setoffs against Landlord arising from the Lease, nor is Tenant entitled to any concession, rebate allowance or free rent for any period after the certification, except as follows: _____________.

5. No Advance Payments. Except for current month's rent and, if any, the Security Deposit, the following rent has been paid in advance by Tenant: ___________________________________.

6. No Sublease/Assignment. To Landlord's actual knowledge, Tenant has not entered into any sublease, assignment or any other agreement transferring any of its interests in the Lease or the Premises, except as follows: ___________________________.

         This Landlord Estoppel Certificate shall expire and be of no further force and effect upon the earlier of (a) twelve (12) months following the date hereof, or (b) delivery by Landlord to Purchaser of a Tenant Estoppel Certificate executed by Tenant in the form required pursuant to the Purchase and Sale Agreement dated as of December ___, 1997 between Purchaser and Landlord, or in a form otherwise satisfactory to and accepted by Purchaser.

                                  EML ASSOCIATES, a joint venture in the form of a New York general partnership

                                  By: ML/EQ Real Estate Portfolio, L.P., a
                                      Delaware limited partnership, its Managing
                                      Venturer

                                      By:      EREIM Managers Corp., its
                                               Managing General Partner

                                               By:
                                                  -----------------------------
                                               Name:
                                                    ---------------------------
                                               Title:
                                                     --------------------------

                                    Exhibit E

                   Schedule of Seller's Environmental Reports

1. Phase I Environmental Site Assessment of 701 Maple Lane, Bensenville, Illinois Job #4405, prepared RERC Environmental, Inc. dated November 20, 1997.

2. Phase I Environmental Site Assessment of 733 Maple Lane, Bensenville, Illinois Job #4406, prepared RERC Environmental, Inc. dated November 20, 1997.

3. Phase I Environmental Site Assessment of 800 Hollywood Avenue, Itasca, Illinois Job #4407 prepared RERC Environmental, Inc. dated November 20, 1997.

4. Phase I Environmental Site Assessment of 750 Plaza Court, Willowbrook, Illinois Job #4408, prepared RERC Environmental, Inc. dated November 20, 1997.

                                    Exhibit F

                       Schedule of Tenant Inducement Costs

                                      NONE